EX-99.B(i)




             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]




                                  July 28, 1999



The PBHG Funds, Inc.
825 Duportail Road
Wayne, PA 19087


          Re: The PBHG Funds, Inc.
              Registration Statement on Form N-1A
              -----------------------------------

Gentlemen:

     We have acted as counsel to The PBHG Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland registered under the Investment Company Act of 1940, as amended, as an open-end series management investment company.

     This opinion is given in connection with the filing by the Company of its Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended, relating to the registration of shares of common stock, par value $.001 per share (the "Shares"), representing interests in the following portfolios of the
Company:

                  PBHG Growth Fund PBHG Class
                  PBHG Emerging Growth Fund PBHG Class
                  PBHG New Opportunities Fund PBHG Class
                  PBHG Large Cap Growth Fund PBHG Class
                  PBHG Select Equity Fund PBHG Class
                  PBHG Core Growth Fund PBHG Class
                  PBHG Limited Fund PBHG Class
                  PBHG Large Cap 20 Fund PBHG Class
                  PBHG Large Cap Value Fund PBHG Class
                  PBHG Mid-Cap Value Fund PBHG Class
                  PBHG Small Cap Value Fund PBHG Class
                  PBHG Focused Value Fund PBHG Class
                  PBHG International Fund PBHG Class

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The PBHG Funds, Inc.
July 28, 1999
Page 2



                  PBHG Cash Reserves Fund PBHG Class
                  PBHG Technology & Communications Fund PBHG Class PBHG Strategic Small Company Fund PBHG Class

                           and

                  PBHG Growth Fund Advisor Class

     In connection with our giving this opinion, we have examined a copy of the Charter of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus included in the Registration Statement substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

     We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the General Corporation Law of the State of Maryland.

     Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as described in the Prospectus, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Other Service Providers - Counsel and Independent Accountants" in the Statement of Additional Information included in the Registration Statement.


                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP